Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-136704 and No. 333-41011) and Form S-8 (No. 33-44371, No. 33-51791, No. 33-60053, No. 333-22391, No. 333-31903, No. 333-64207, No. 333-90785, No. 333-107839,  No. 333-129395, 333-64207 and 333-147994) of CIGNA Corporation of our report dated February 28, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 28, 2008